Exhibit 99.1

Contacts:
	LHCG Investor Relations	LHCG Media Relations
	Eric Elliott	Mark Willis
	Senior Vice President of Finance	Chief Communications Officer
	(337) 233-1307	(337) 769-0673
	Eric.Elliott@LHCgroup.com	Mark.Willis@LHCgroup.com

LHC Group announces corporate governance changes for its 2021 annual meeting

LAFAYETTE, La. (February 17, 2021) - LHC Group, Inc. (NASDAQ: LHCG) announced a number of corporate governance and board changes that will go into effect with the company’s annual shareholder meeting on June 10, 2021. These changes include a mandatory retirement age of 75 for board members as well as the appointment of new chairs of the audit, compensation, corporate development and nominating and corporate governance committees.

In addition, LHC Group announced that W.J. “Billy” Tauzin, will retire from the board, effective June 10, 2021.  Following a long and distinguished career representing Louisiana’s Third Congressional District in the U.S. House of Representatives, Congressman Tauzin joined LHC Group as the company’s lead independent director in 2005. Congressman Tauzin’s retirement will bring the board to nine directors.

“Billy has made immeasurable contributions to LHC Group over the past 16 years and has guided us through both challenging and rewarding times as we established our leadership position in in-home healthcare,” said Keith Myers, chairman and chief executive officer. “Consistent with his leadership and vision, Billy initiated a number of steps to significantly improve our corporate governance. With the changes we are making to board committee leadership, composition, retirement age and strong diversity, we believe we will continue to be a leader in good corporate governance.”

Effective with the annual shareholder meeting, Clifford S. Holtz, who joined the board in 2018, will become the company’s lead independent director. Monica F. Azare, who was first named to the board in 2007, will become chair of the nominating and governance committee. Teri G. Fontenot, who joined the board in 2019, will become chair of the audit committee. Jonathan D. Goldberg, a director since 2018, will become chair of the compensation committee. William Brent Turner, who was first named to the board in 2014, will become chair of the corporate development committee. John L. Indest, a director since 2000, will remain as chair of the clinical quality committee.

In addition to Mr. Myers, the board includes Ronald T. Nixon (since 2001) and W. Earl Reed III (since 2018).

About LHC Group, Inc.

LHC Group, Inc. is a national provider of in-home healthcare services and innovations for communities around the nation, offering quality, value-based healthcare to patients primarily within the comfort and privacy of their home or place of residence. The company’s 32,000 employees deliver home health, hospice, home and community based services, and facility-based care in 35 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. As the preferred joint venture partner for almost 400 leading U.S. hospitals and health systems, LHC Group works in cooperation with providers to customize each partnership and reach more patients and families with an effective and efficient model of care.

Forward-looking Statements

Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by LHC Group’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and LHC Group undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in LHC Group’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well LHC Group’s current reports on Form 8-K, filed with the Securities and Exchange Commission.

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